                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ENGELHARD CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             ENGELHARD CORPORATION
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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Notes:

                                       101 WOOD AVENUE, ISELIN, NEW JERSEY 08830

[LOGO] ENGELHARD

ORIN R. SMITH
Chairman and
Chief Executive Officer

                                                                  March 29, 1996

Dear Shareholder:

  You are cordially invited to attend the 1996 Annual Meeting of Shareholders, which will be held at 10:00 a.m. on Thursday, May 2, in Auditoriums A and B, Ground Floor, at Chase Manhattan Bank, One Chase Manhattan Plaza, New York City. You may enter at Liberty or William Street.

  The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of Engelhard will also be reviewed. Discussions at our Annual Meeting have generally been interesting and useful, and we hope that you will be able to attend. If you plan to attend, please check the box provided on the proxy card and an admission ticket will be sent to you. Only shareholders and their proxies will be permitted to attend the Annual Meeting.

  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

                                            Sincerely yours,

                                            /s/ Orin R. Smith

                             ENGELHARD CORPORATION
                                101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                               -----------------

               NOTICE OF THE 1996 ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

To our Shareholders:                                              March 29, 1996

  The Annual Meeting of Shareholders of Engelhard Corporation, a Delaware corporation, will be held on Thursday, May 2, 1996, at 10:00 a.m., New York City time, in Auditoriums A and B, Ground Floor, at Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York, for the following purposes:

    (1)  To elect five Directors;

    (2) To consider and vote upon amendments to the Key Employees Stock Bonus Plan;

    (3) To consider and vote upon amendments to the Stock Bonus Plan for Non-Employee Directors;

    (4) To consider and vote upon an amendment to the Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 200,000,000 shares to 350,000,000 shares;

    (5) To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants;

    (6) To transact such other business as may properly come before the meeting.

  The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 14, 1996.

  A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of the Company's Transfer Agent and Registrar, Chemical Mellon Shareholder Services, L.L.C., 120 Broadway, New York, New York 10271, during ordinary business hours for ten days prior to the meeting.

                                            By Order of the Board of Directors

                                                     ARTHUR A. DORNBUSCH, II
                                                     Vice President, General
                                                             Counsel
                                                          and Secretary

            SHAREHOLDERS ARE URGED TO MARK, SIGN AND RETURN PROMPTLY
             THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE

                             ENGELHARD CORPORATION
                                101 WOOD AVENUE
                            ISELIN, NEW JERSEY 08830

                               -----------------

                          PROXY STATEMENT FOR THE 1996
                         ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

                     SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy, being mailed to shareholders on or about March 29, 1996, is solicited by the Board of Directors of Engelhard Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 2, 1996. In case the Meeting is adjourned, the proxy will be used at any adjournments thereof. If a proxy is received before the Meeting, the shares represented by it will be voted unless the proxy is revoked by written notice prior to the Meeting or by voting by ballot at the Meeting. If matters other than those set forth in the accompanying Notice of Annual Meeting are presented at the Meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

  Holders of Common Stock as of the close of business on March 14, 1996 will be entitled to vote. On such date there were outstanding and entitled to vote 143,684,177 shares of Common Stock of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

  The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by employees of the Company. The Company has also engaged D.F. King & Co., Inc., 77 Water Street, New York, New York, to assist in such solicitation at an estimated fee of $14,500 plus disbursements. The Company may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                     INFORMATION AS TO CERTAIN SHAREHOLDERS

  Set forth below is certain information with respect to the only persons known to the Company who owned beneficially more than five percent of the Company's voting securities as of March 7, 1996:

                                                             AMOUNT    PERCENT
                                                          BENEFICIALLY   OF
                                                             OWNED      CLASS
                                                          ------------ -------
Minorco..................................................  45,958,680   32.0%(1)
 9 rue Sainte Zithe, L-2763 Luxembourg City,
 Grand Duchy of Luxembourg
State Farm Mutual Automobile Insurance Company...........   9,670,893    6.7%(2)
 One State Farm Plaza,
 Bloomington, Illinois 61710

- --------
(1) The Company is informed by Minorco, a company incorporated under the laws of Luxembourg as a societe anonyme, as follows:

  Minorco, through a wholly-owned subsidiary, holds 45,958,680 shares of Common Stock of the Company, representing approximately 32.0% of the outstanding voting securities of the Company. Shares granted to Messrs. Lea and Slack pursuant to the Company's Stock Bonus Plan for Non-Employee Directors have been ceded to Minorco pursuant to arrangements between Messrs. Lea and Slack, respectively, and Minorco.

  Minorco is an international natural resources company with operations in gold, base metals, industrial minerals, paper and packaging and agribusiness. The capital stock of Minorco is owned in part as follows: approximately 46%, directly or through subsidiaries, by Anglo American Corporation of South Africa Limited ("Anglo American"), a publicly held mining and finance company, and approximately 22%, directly or through subsidiaries, by De Beers Centenary AG ("Centenary"), a publicly held Swiss diamond mining and investment company. Approximately 38% of the capital stock of Anglo American is owned, directly or through subsidiaries, by De Beers Consolidated Mines Limited ("De Beers"), a publicly held diamond mining and investment company. Approximately 29% of the capital stock of Centenary and approximately 33% of the capital stock of De Beers is owned, directly or through subsidiaries, by Anglo American. De Beers owns approximately 9% of Centenary.

  Mr. Nicholas F. Oppenheimer, Deputy Chairman and a director of Anglo American, Centenary and De Beers and a director of Minorco, and Mr. Slack, a director of the Company and Minorco (U.S.A.) Inc., Chief Executive, President and a director of Minorco and a director of Anglo American, have indirect partial interests in approximately 7% of the outstanding shares of Minorco and approximately 8% of the outstanding shares of Anglo American.

  Mr.Loomis is Chairman of the Board, President and Chief Executive Officer of Minorco (U.S.A.) Inc. and a director of Minorco. Mr. Lea is a director of Minorco and Minorco (U.S.A.) Inc. Mr. Richards and Mr. Smith, directors of Minorco, each beneficially owns 1,000 Minorco Ordinary Shares, constituting less than one percent of the outstanding shares of Minorco.

(2) As reported by State Farm Mutual Automobile Insurance Company and related entities on Schedule 13G filed with the Securities and Exchange Commission and dated January 20, 1996.

                           1.  ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of three classes, Class I, Class II and Class III, each class serving for a full three-year term. Mr. LaTorre, Mr. Richards, Mr. Slack and Mr. Smith all of whom are incumbent Class III Directors are nominees for election as Class III Directors at the Annual Meeting. If elected, the Class III Directors will serve three-year terms expiring in 1999. Mr. Loomis is a nominee for election as a Class II Director. The Class II Directors will be considered for reelection at the 1998 Annual Meeting. The Class I Directors will be considered for reelection at the 1997 Annual Meeting.

  Messrs. Slack and Smith have been members of the Board of Directors since 1981, Mr. Richards since 1983, Mr. Antonini since 1985, Mr. Napier since 1986, Mrs. Pace since 1987, Mr. LaTorre since 1990, Mr. Watson since 1991, Mr. Lea since 1994 and Ms. Alvarado since 1995. Mr. Loomis will join the Board following the Annual Meeting if elected.

  Directors will be elected by the affirmative vote of a majority of the votes cast at the Meeting.

  The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of Mr. LaTorre, Mr. Richards, Mr. Slack and Mr. Smith as Class III Directors and for Mr. Loomis as a Class II Director.

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

  The following table sets forth the name and age of each nominee and Director; all other positions and offices, if any, now held by him or her with the Company and his or her principal occupation during the last five years.

              DIRECTORS WITH TERMS EXPIRING MAY 1996 AND NOMINEES, AGES, PRINCIPAL BUSINESS EXPERIENCE DURING THE PAST
                   FIVE YEARS, BOARD MEMBERSHIPS (CLASS III)

L. DONALD LATORRE
 Age 58. President and Chief Operating Officer of the Company since January
   1995; Senior Vice President and Chief Operating Officer of the Company prior thereto.

REUBEN F. RICHARDS
 Age 66. Chairman of the Board, Terra Industries Inc., agribusiness, since prior to 1991; Chief Executive Officer and President thereof from prior to 1991 to May 1991; Chairman of the Board of Minorco (U.S.A.) Inc. from prior to 1991 to March 1996 and Chief Executive Officer and President thereof from February 1994 to March 1996. Mr. Richards has retired as Chairman, President and Chief Executive Officer of Minorco (U.S.A.) Inc. and has announced his retirement as Chairman of Terra Industries Inc. effective April 30, 1996.
 Mr. Richards is also a director of Santa Fe Energy Resources, Inc., Ecolab
   Inc., Minorco and Potlatch Corporation.

HENRY R. SLACK
 Age 46. Chief Executive of Minorco since December 1992; President and a director thereof since prior to 1991; director of Anglo American Corporation of South Africa Limited since prior to 1991.
 Mr. Slack is also a director of Terra Industries Inc.

ORIN R. SMITH
 Age 60. Chairman and Chief Executive Officer of the Company since January
   1995; President and Chief Executive Officer of the Company prior thereto. Mr. Smith is also a director of Ingersoll-Rand Company, The Louisiana Land and
   Exploration Company, Minorco, Perkin-Elmer Corporation, Summit Bancorp, and Vulcan Materials Company.

                 DIRECTORS WITH TERMS EXPIRING MAY 1997, AGES,
                 PRINCIPAL BUSINESS EXPERIENCE DURING THE PAST
                    FIVE YEARS, BOARD MEMBERSHIPS (CLASS I)

MARION H. ANTONINI
 Age 65. President and Chief Executive Officer of Welbilt Corporation, a food service equipment and consumer products company, since prior to 1991.
 Mr. Antonini is also a director of Vulcan Materials Company, Scientific-
   Atlanta, Inc. and Berisford PLC.

ANTHONY W. LEA
 Age 47. Executive Director and Member of the Executive Committee of Minorco since prior to 1991; Joint Managing Director thereof from prior to 1991 to December 1992; Director of Anglo American Corporation of South Africa since November 1993.
 Mr. Lea is also a director of Terra Industries Inc.

DOUGLAS G. WATSON
 Age 51. President of the Pharmaceuticals Division and Director of CIBA-GEIGY
   Corporation since prior to 1991.
 Mr. Watson is also a director of Summit Bancorp.

           DIRECTORS WITH TERMS EXPIRING MAY 1998 AND NOMINEE, AGES,
                 PRINCIPAL BUSINESS EXPERIENCE DURING THE PAST
                    FIVE YEARS, BOARD MEMBERSHIPS (CLASS II)

LINDA G. ALVARADO
 Age 43. President and Chief Executive Officer of Alvarado Construction, Inc.,
   since prior to 1991.
 Ms. Alvarado is also a director of Cyprus Amax Minerals Company and Pitney
   Bowes, Inc.

WILLIAM R. LOOMIS, JR.
 Age 47. Managing Director, Lazard Freres & Co. LLC, an investment bank, since prior to 1991.
 Mr. Loomis is also a director of Minorco and Terra Industries Inc.

JAMES V. NAPIER
 Age 59. Chairman of Scientific-Atlanta, Inc., a communications manufacturing company, since December 1992; Chairman and President of Commercial Telephone Group, Inc. prior thereto.
 Mr. Napier is also a director of Intelligent Systems Corporation, Vulcan
   Materials Company, HBO & Company, Rhodes, Inc., Personnel Group of America, Inc. and Westinghouse Air Brake Company.

NORMA T. PACE
 Age 74. Partner, Paper Analytics Associates, a planning and consulting company since 1995; Senior Advisor and Director of WEFA Group, Inc., economic consultants and forecasters since 1992; President of Economic Consulting and Planning Inc. prior thereto.
 Mrs. Pace is also a director of Hasbro, Inc.

                   SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

  Set forth in the following table is the beneficial ownership of Common Stock as of March 7, 1996 for all nominees, continuing Directors, each of the Executive Officers listed on the Summary Compensation Table and all Directors and Executive Officers as a group. No Director or Executive Officer owns more than 1% of the total outstanding shares (including exercisable options). All Directors and Executive Officers as a group own approximately 2.3% of the total outstanding shares (including exercisable options).

    NAME                                                             SHARES
    ----                                                            ---------
Linda G. Alvarado..................................................     7,593
Marion H. Antonini.................................................    20,006
Arthur A. Dornbusch, II............................................   183,883(1)
L. Donald LaTorre..................................................   800,372(1)
Anthony W. Lea.....................................................       750
William R. Loomis, Jr..............................................    15,000
James V. Napier....................................................    13,164
William E. Nettles.................................................   180,874(1)
Norma T. Pace......................................................    22,937
Reuben F. Richards.................................................    25,123
Robert J. Schaffhauser.............................................   208,658(1)
Henry R. Slack.....................................................     2,530(2)
Orin R. Smith...................................................... 1,393,899(1)
Douglas G. Watson..................................................    25,434
All Directors and Executive Officers as a group.................... 3,290,976(1)

- --------
(1) Includes 548,155, 358,875, 91,875, 100,912, 54,657 and 1,290,514 shares of
    Common Stock subject to options granted to Messrs. Smith, LaTorre, Schaffhauser, Nettles, Dornbusch and all Directors and Executive Officers as a group, respectively, under the Company's Stock Option Plan of 1981 (the "1981 Stock Option Plan") and the Company's Stock Option Plan of 1991 (the "Stock Option Plan", together with the 1981 Stock Option Plan, the "Stock Option Plans"), which options may be exercised within 60 days from March 7, 1996, and also includes 16,580 shares owned by family members in which persons in the group disclaim any beneficial interest.
(2) Excludes 410,433 shares of Common Stock in which Mr. Slack has an indirect partial interest and in which he disclaims any beneficial interest.

               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

  The Board of Directors of the Company held a total of ten meetings during 1995. Among the standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option/Stock Bonus Committee. The Board does not have a nominating committee.

  The members of the Audit Committee are Mrs. Pace (Chairman), Ms. Alvarado, Messrs. Antonini, Lea and Richards, all of whom are non-employee Directors. The Audit Committee periodically reviews the Company's accounting policies, internal accounting controls and the scope and results of the independent accountants' audit of the Company's financial statements. The Audit Committee held five meetings during 1995.

  The members of the Compensation Committee are Messrs. Antonini (Chairman), Napier, Richards, Slack and Watson and Mrs. Pace, all of whom are non-employee Directors. The Compensation Committee determines the appropriate level of compensation for the Officers and employees of the Company. The Compensation Committee held five meetings during 1995.

  The members of the Stock Option/Stock Bonus Committee are Messrs. Antonini (Chairman), Napier, Richards, Slack and Watson and Mrs. Pace, all of whom are non-employee Directors. The Stock Option/Stock Bonus Committee administers the Company's stock option and stock bonus plans and determines the terms and conditions for the issuance of stock options and stock bonus awards to the Officers and employees of the Company. The members of the Committee are not eligible to participate in such plans. The Stock Option/Stock Bonus Committee held four meetings during 1995.

  During 1995 all of the Directors of the Company attended more than 75% of the meetings of the Board and meetings of committees of the Board on which they served, except for Messrs. Lea, Slack and Watson.

  Directors who are not employees of the Company each received a retainer at the annual rate of $30,000 in 1995. In addition, non-employee Directors received a $1,350 attendance fee for each Board meeting attended in 1995. During 1995, non-employee Directors also received a $1,000 attendance fee for each committee meeting attended; a $5,000 annual retainer for each committee on which they served; and an additional $5,000 annual retainer for each chairman of a committee. Directors who are employees of the Company do not receive any Directors' fees or retainers.

  Pursuant to the Company's Retirement Plan for Directors, a Director or Director Emeritus will receive retirement benefits following his or her retirement as a Director if at the time of such retirement either (i) he or she has six or more years of service as a non-employee Director or (ii) his or her age and years of service as a non-employee Director equal at least 65. Such retirement benefits will be an annual amount equal to the annual Board retainer fee (excluding meeting and committee fees) in effect on the date of the Director's retirement and will be payable in equal monthly installments commencing on the first day of the month coinciding with or next following the Director's 65th birthday or, if later, the date of the Director's retirement and continuing until the earlier of (i) the Director's death or (ii) the completion of payments for a period equal to the period of the Director's service as a non-employee Director.

  Pursuant to the Company's Stock Bonus Plan for Non-Employee Directors (the "Directors Stock Bonus Plan"), taking into effect the proposed amendments, each person who becomes such a non-employee Director prior to June 30, 2006 shall be awarded 7,593 shares of the Company's Common Stock effective as of such person's election to the Board of Directors. Such shares will vest in equal increments over a ten year period. Directors are entitled to receive cash dividends on and to vote shares which are the subject of an award prior to their distribution or forfeiture. Upon termination of the Director's service as a non-employee Director, the Director (or, in the event of his or her death, his or her beneficiary) shall be entitled, in the discretion of the committee formed to administer the Directors Stock Bonus Plan, to receive the shares awarded to such Director which have tentatively vested up to the date of such termination of service; shares may be received prior to such date if there has been a "change in control."

  Pursuant to the Company's Directors Stock Option Plan each non-employee Director in office on the date of the regular meeting of the Board in December of each year will automatically be granted an option to purchase 3,000 shares of Common Stock with an exercise price equal to 100 percent of the fair market value at the date of grant. Each option becomes exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option terminates on the tenth anniversary of the date of grant. Each option held by a director which was granted more than one year before his or her termination of service as a director shall become fully exercisable upon termination if such termination is a result of disability, death or retirement after attaining age 65; options may become exercisable prior to such date if there has been an "acquisition of a control interest."

  Pursuant to the Company's Directors and Executives Deferred Compensation Plan, the Company's Deferred Compensation Plan for Directors and the Company's Directors Stock Bonus Plan, non-employee Directors may elect to defer payment of all or a designated portion of their compensation for services as a Director.

                   COMPENSATION COMMITTEE INTERLOCKS, INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

  The members of the Compensation Committee are Messrs. Antonini (Chairman), Napier, Richards, Slack and Watson and Mrs. Pace, all of whom are non-employee directors. Mr. Slack holds the positions with Minorco described in "Information as to Certain Shareholders" on page 2. Messrs. Richards and Smith are directors of Minorco. Minorco beneficially owns more than five percent of the Company's voting securities. For additional information regarding Minorco, see "Information as to Certain Shareholders" on page 2.

  Among other businesses, the Company markets, fabricates and processes various metals, minerals and ores acquired from numerous domestic and foreign suppliers. The Company makes and will continue to make purchases, sales and leases of such materials, in the ordinary course of its business, from and to entities in which it is informed Anglo American and/or Minorco have a material interest, upon terms which are no less favorable to the Company than those obtainable from other sources. The Company's purchases and sales of such materials from all sources during 1995 approximated $1.7 billion and $1.8 billion, respectively, including purchases of approximately $367 million from and sales of approximately $204 million to entities in which the Company is informed Anglo American has a material interest; the Company also entered into metal leases of approximately $32 million with such entities.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such Officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the compensation paid by the Company for services rendered in all capacities during each of the last three fiscal years to the Chief Executive Officer and the other four most highly compensated Executive Officers. All share and per share data have been restated to give effect to all relevant stock splits, the last of which occurred in June, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                     ANNUAL COMPENSATION                    AWARDS (1)(2)(3)
                          ------------------------------------------ -----------------------
                                                                       RESTRICTED             ALL OTHER
NAME AND PRINCIPAL                                    OTHER ANNUAL        STOCK      OPTIONS COMPENSATION
POSITION                  YEAR SALARY ($) BONUS ($) COMPENSATION ($) AWARD(S) ($)(4)   (#)      ($)(5)
- ------------------        ---- ---------- --------- ---------------- --------------- ------- ------------
Orin R. Smith, Director,  1995  735,000    925,000          --            412,250    368,000       --
Chairman and Chief        1994  699,996    630,000          --            422,925    436,875       --
Executive Officer         1993  670,034    585,000         686          1,323,000    286,875       --
L. Donald LaTorre,        1995  417,411    430,000          --            282,925    225,000    3,695
Director, President and   1994  394,146    300,000          --            304,500    280,500    3,329
Chief Operating Officer   1993  376,269    250,000       3,985            945,000    172,500    2,697
Robert J. Schaffhauser,   1995  289,993    180,000          --            129,325     83,000       --
Vice President,           1994  262,656    125,000          --            126,875    112,500       --
Technology and            1993  249,696    110,000       2,785            378,000     60,000       --
Corporate Development
William E. Nettles,       1995  234,996    175,000          --             97,000     86,500       --
Vice President            1994  199,920     65,000          --             50,750     40,500       --
and Chief Financial       1993  186,928     85,000       1,784            179,200     22,950       --
Officer
Arthur A. Dornbusch, II,  1995  246,000    125,000          --             80,825     51,250    2,956
Vice President, General   1994  242,460     75,000          --             42,300     45,000    2,663
Counsel and Secretary     1993  233,711    100,000       2,409            329,000     39,000    2,158

- --------
(1) The Company's Key Employees Stock Bonus Plan and the Company's Stock Option Plans provide for acceleration of vesting in the event of a "change in control." For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 16.
(2) Currently, the Company has no Long Term Incentive Plans which are required to be reported pursuant to the General Rules and Regulations of the Securities and Exchange Commission.
(3) The decrease in Restricted Stock Awards and increase in Options for 1994 and 1995 compared with 1993 represents a shift in compensation policy which is discussed in greater detail in Section 2 of the Report on Executive Compensation on page 19.

(4) As of December 31, 1995, Messrs. Smith, LaTorre, Schaffhauser, Nettles and Dornbusch held 193,075, 136,800, 55,425, 26,070 and 44,275 unvested shares, respectively, of stock which were awarded pursuant to the Company's Key Employees Stock Bonus Plan having a market value of $4,199,381, $2,975,400, $1,205,494, $567,023 and $962,981, respectively. The foregoing amounts do not include the reported grants, which were made in February 1996 for services rendered during 1995. Restricted stock awards of the Company's Common Stock granted under the Key Employees Stock Bonus Plan vest in five equal annual installments commencing on the first anniversary of the date of the grant. Vesting will be accelerated upon the occurrence of a "change in control." The Company pays dividends on restricted stock, if and to the extent paid on Common Stock generally. For information on what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 16.
(5) Represents interest accrued during 1993, 1994 and 1995 in excess of 120% of the applicable federal interest rate with respect to salary deferrals.

  The following table sets forth information concerning individual grants of stock options made under the Stock Option Plan in December 1995 and February 1996 for services rendered during 1995 by each of the named Executive Officers.

                OPTION GRANTS FOR SERVICES RENDERED DURING 1995

                                                                       GRANT DATE
INDIVIDUAL GRANTS                                                        VALUE
- --------------------------------------------------------------------- ------------
                                      % OF TOTAL
                          NUMBER OF    OPTIONS
                          SECURITIES  GRANTED TO
                          UNDERLYING  EMPLOYEES   EXERCISE
                           OPTIONS   FOR SERVICES OR BASE              GRANT DATE
                           GRANTED     RENDERED    PRICE   EXPIRATION   PRESENT
NAME                        (#)(1)   DURING 1995   ($/SH)     DATE    VALUE ($)(2)
- ----                      ---------- ------------ -------- ---------- ------------
Orin R. Smith...........   200,000        10%      22.38   12/15/2005  1,252,000
                           168,000         9%      23.88   02/01/2006  1,098,720
L. Donald LaTorre.......   120,000         6%      22.38   12/15/2005    751,200
                           105,000         5%      23.88   02/01/2006    686,700
Robert J. Schaffhauser..    40,000         2%      22.38   12/15/2005    250,400
                            43,000         2%      23.88   02/01/2006    281,220
William E. Nettles......    50,000         3%      22.38   12/15/2005    313,000
                            36,500         2%      23.88   02/01/2006    238,710
Arthur A. Dornbusch, II.    25,000         1%      22.38   12/15/2005    156,500
                            26,250         1%      23.88   02/01/2006    171,675

- --------
(1) Options have a ten-year term and vest in four equal annual installments commencing on the first anniversary of the date of grant. Vesting will be accelerated upon the occurrence of a "change in control." For information as to what constitutes a "change in control," see "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 16.
(2) Based on a binomial option pricing model. The model assumes: (a) an option term of 4.4 years, which represents historic exercise trends for the named Executive Officers; (b) an interest rate range of 4.8% to 5.5% that represents the current yield curves as of the grant dates; (c) an average volatility of approximately 29% calculated using average weekly stock prices for the four years prior to the grant date; and (d) dividends at the rate of $.36 per share (the current annual dividend rate) with an upward adjustment during the term which represents historic trends. The Company does not believe that the values estimated by the model will necessarily be indicative of the values to be realized by an executive.

  The following table sets forth information concerning each exercise of stock options during 1995 by each of the named Executive Officers and the value of unexercised options at December 31, 1995.

                       AGGREGATE OPTION EXERCISES IN 1995
                        AND VALUES AT DECEMBER 31, 1995

                                                        NUMBER OF
                                                  SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS
                                                  DECEMBER 31, 1995(#)     AT DECEMBER 31, 1995($)
                                                ------------------------- -------------------------
                            SHARES      VALUE
                          ACQUIRED ON REALIZED
          NAME            EXERCISE(#)    ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- --------- ----------- ------------- ----------- -------------
Orin R. Smith...........    324,845   5,966,802   480,936      864,687     3,579,074    3,724,021
L. Donald LaTorre.......    185,625   3,472,985   288,750      537,375     2,148,516    2,326,120
Robert J. Schaffhauser..     63,282     983,681    65,625      197,500       521,794      883,378
William E. Nettles......     38,726     872,013    90,674      108,837     1,069,388      324,872
Arthur A. Dornbusch, II.     45,282     810,104    41,156      103,000      337,727,      427,442

                                 PENSION PLANS

  The following table shows estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's qualified defined benefit pension plan, as well as non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and provide additional credited years of service, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries.

                               PENSION PLAN TABLE

                                                   YEARS OF SERVICE
                                       -----------------------------------------
                                         15      20      25      30
        ANNUAL REMUNERATION             YEARS   YEARS   YEARS   YEARS  35 YEARS
        -------------------            ------- ------- ------- ------- ---------
     $  200,000.......................  43,834  58,445  73,056  87,667   102,278
        300,000.......................  66,334  88,445 110,556 132,667   154,778
        400,000.......................  88,834 118,445 148,056 177,667   207,278
        500,000....................... 111,334 148,445 185,556 222,667   259,778
        600,000....................... 133,834 178,445 223,056 267,667   312,278
        700,000....................... 156,334 208,445 260,556 312,667   364,778
        800,000....................... 178,834 238,445 298,056 357,667   417,278
        900,000....................... 201,334 268,445 335,556 402,667   469,778
      1,000,000....................... 223,834 298,445 373,056 447,667   522,278
      1,200,000....................... 268,834 358,445 448,056 537,667   627,278
      1,400,000....................... 313,834 418,445 523,056 627,667   732,278
      1,600,000....................... 358,834 478,445 598,056 717,667   837,278
      1,800,000....................... 403,834 538,445 673,056 807,667   942,278
      2,000,000....................... 448,834 598,445 748,056 897,667 1,047,278

  A participant's remuneration covered by the Company's pension plans is his or her average monthly earnings, consisting of base salary and regular cash bonuses, if any (as reported in the Summary Compensation Table, except as set forth below), for the highest 60 consecutive calendar months out of the 120 completed calendar months next preceding termination of employment. With respect to each of the individuals named in the Summary Compensation Table on page 11, credited years of service under the plans as of December 31, 1995 are as follows: Mr. Smith, 24 years; Mr. LaTorre, 11 years; Mr. Schaffhauser, 6 years; Mr. Nettles, 13 years; and Mr. Dornbusch, 19 years. Messrs. Smith, LaTorre, Schaffhauser, Nettles and Dornbusch had $1,660,000, $847,411, $469,993, $409,996 and $371,000, respectively, of annual remuneration covered by the plans during 1995. Benefits shown are computed as a straight line single life annuity beginning at age 65 and the benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

  In May 1986, the Company entered into a three-year employment agreement with Mr. Smith. Commencing May 20, 1987, and on each May 20 thereafter, Mr. Smith's agreement shall automatically be extended for another year unless notice of the Company's intention not to extend shall have been given in writing no later than December 31st of the preceding year. The agreement provides for an annual salary of not less than $400,000, an annual cash bonus as the Company, in its sole discretion, shall determine, but not less than $216,645, and grants of shares of the Company's Common Stock pursuant to the Key Employees Stock Bonus Plan, then in effect, in such amounts as the Company, in its sole discretion, shall determine; provided, however, that such annual bonus share grants may not be less than 22,500 shares, conditioned on the Company achieving its financial plan, as approved by the Board of Directors, for the year with respect to which the grant is made. Such financial plan is established by the Board of Directors in its discretion and may or may not require an improvement in the Company's performance from the prior year. In addition, Mr. Smith is entitled to participate in the benefit plans of the Company.

  Robert L. Guyett, formerly a Director, Senior Vice President and Chief Financial Officer, received salary, along with a bonus of $65,000, for his period of active employment which ended on May 4, 1995. Pursuant to a letter agreement regarding Mr. Guyett's retirement, dated April 28, 1995, Mr. Guyett retained his previously granted stock options, stock bonus awards and medical and certain other benefits and is eligible to receive the value of his pension for a period of service ending December 1, 1996. Since his active employment ended on May 4, 1995, he has received a monthly payment of $31,190.00 and will continue to receive such monthly payment until December 1, 1996 or such earlier date as he dies or certain other circumstances occur. He also earned $50,000 for consulting services rendered to the Company.

  Pursuant to the Company's Change In Control Agreements, the Company provides severance benefits in the event of a termination of an Executive (as defined), except a termination (i) because of death, (ii) because of "Disability," (iii) by the Company for "Cause," or (iv) by the Executive other than for "Good Reason," within the period beginning on the date of a "Potential Change in Control" (as such terms are defined in the Change In Control Agreement) or "Change in Control" and ending on the third anniversary of the date on which a "change in control" (as defined below) occurs. The severance benefits include:
(i) an amount equal to a pro-rated incentive pool award under the Company's Incentive Compensation Plan, determined as set forth in the Agreement; (ii) an amount equal to the highest annual salary and incentive pool award in effect during any of the preceding 36 months, determined as set forth in the Agreement; (iii) continued coverage under the Company's life, disability, health, dental and other employee welfare benefit plans; (iv) continued participation and benefit accruals under the Company's Supplemental Retirement Program for one year following the date of termination; and (v) an amount sufficient, after taxes, to reimburse the Executive for any excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended. Each of Messrs. Smith, LaTorre, Schaffhauser, Nettles and Dornbusch is defined as an Executive.

  For purposes of the Company's Change In Control Agreement, a "change in control" is triggered if one of the following occurs: (a) twenty-five percent or more of the Company's outstanding securities entitled to vote in the election of directors shall be beneficially owned, directly or indirectly, by any person or group of persons, other than the groups presently owning the same, or (b) a majority of the Board of Directors of the Company ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors, or (c) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding securities entitled to vote do not own more than 60% of such securities in substantially the same proportions following a shareholder approved reorganization, merger, or consolidation, or (d) shareholder approval of either (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company, other than to the Company, with respect to which following such sale or other disposition, more than 60% of the Company's outstanding securities entitled to vote generally in the election of directors are thereafter beneficially owned, in substantially the same proportions, by all or substantially all of the individuals and entities who were the beneficial owners of such securities prior to such sale or other disposition.

  The Company's Key Employees Stock Bonus Plan and the Company's Stock Option Plans, in which all of the Executive Officers participate, provide for the acceleration of vesting of awards granted in the event of an acquisition of a control interest. For purposes of the stock option and stock bonus awards granted before March 7, 1996 under the Company's Stock Option Plan and the Key Employees Stock Bonus Plan, an accelerated vesting is triggered if either (a) or (b) in the above definition of "change in control" occurs. For awards made on or after March 7, 1996, a participant under these plans will, subject to such other conditions, if any, as the Committee may impose, receive accelerated vesting of awards granted in the event of a "change in control," as defined above, except that a "change in control" is triggered by twenty percent, rather than twenty five percent, beneficial ownership of the Company's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the groups presently owning the same.

                        REPORT ON EXECUTIVE COMPENSATION

  Under the overall direction of the Compensation Committee and the Stock Option/Stock Bonus Committee of the Board of Directors and in accordance with the Company's Stock Option Plan and Stock Bonus Plan approved by its shareholders, the Company has developed and implemented compensation programs designed to:

   . Attract and retain people who can build and continue to grow a successful company;

   . Provide incentive to achieve high levels of company, business, and individual performance; and

   . Maintain and enhance alignment of employee and shareholder interests.

  The Compensation and Stock Option Plan/Stock Bonus Committees are composed entirely of non-employee Directors individually noted as signatories to this report.

  The Compensation Committee is responsible for overseeing the development and for review and approval of:

   . Overall compensation policy;

   . Salaries for the Chief Executive Officer and for approximately 40 other senior managers worldwide; and

   . Aggregate cash incentive awards for the Company and specific individual cash awards under the annual plan for the Chief Executive Officer and approximately 40 other senior managers worldwide.

  The Stock Option/Stock Bonus Committee is responsible for overseeing the development and for review and approval of:

   . Plan design and policies related to senior management and employee awards of options and restricted stock; and

   . Individual grants under the Stock Option Plan and restricted stock awards under the Key Employees Stock Bonus Plan to the Chief Executive Officer and approximately 310 employees worldwide.

  In exercising those responsibilities and in determining the compensation in particular of Mr. Smith and in general of other senior managers individually reviewed, the Committees examine and set:

  1. Base Salary

    The Compensation Committee reviews salaries annually against industry practices as determined by professional outside consultants who conduct annual surveys. The Company's current competitive target is to pay somewhat above the median for positions of comparable level. This target is being achieved for the entire professional, technical, and managerial salaried work force on average with a somewhat higher position at lower levels and a somewhat lower position at higher levels. Salary structures are set each year based on the Company's target and its actual competitive position. There was a 3% structure increase for 1995 for the United States professional, technical and managerial group and an equivalent adjustment for 1996. Likewise merit budgets are established based on a competitive target, actual competitive position, and the Company's desire to recognize and reward individual contribution. For international employees and non-exempt salaried employees in the United States, structure adjustments and merit budgets are determined based on local market conditions.

    Individual merit adjustments are based upon the managers' quantitative and qualitative evaluation of individual performance, including feedback from customers served, against business objectives such as earnings, return on capital, market share, new customers, and development of new commercial products. Performance is also considered in the context of expectations for behavior and the individuals' positions in their respective salary ranges. The better the performance and the lower the position in range, the greater the percentage base salary increase. Conversely, the lower the performance and the higher the position in range, the lower the percentage base salary increase.

    Mr. Smith's salary was increased 5.4% for 1996 based on excellent business results, which included substantial earnings growth while funding significant investments in capital expansion, research and development, joint ventures, and acquisitions. Base salary continues to be less than one-fourth of total compensation for Mr. Smith and generally less than one-half of total compensation for other senior management. This reflects the Company's emphasis on non-fixed compensation which varies with Company performance and on other equity vehicles which are closely aligned with shareholder interests.

  2. Annual Cash and Long Term Equity Incentive Compensation

    In 1995, the Company created a new Management Incentive Plan which integrated its incentive compensation vehicles (including cash bonus award, restricted stock and stock options) to better link total compensation for the participant with the performance of the Company and/or applicable business unit and the individual. The plan also provides for greater clarity of expected performance and encourages the identification and commitment to "breakthrough" results. Overall incentive pools are established for cash, restricted stock equity, and stock options. The pools are determined by formula based on competitive total compensation for comparable performance; desired compensation mix among cash, restricted stock and options; and on the actual performance of the Company and its business units against specific predetermined levels of earnings targets. A threshold level is established below which incentives will not normally be paid. The Committees may adjust these pools up or down based on the economic climate or other special circumstances, but did not factor any pools up or down for 1995. Individual awards are determined based on performance against specific objectives within the limits of the pools.

    The Company as a whole exceeded its 1995 target growing earnings by 17% over 1994, and certain of its businesses achieved a still higher level of earnings results. Certain other business groups did not achieve the threshold level of performance against target required to pay cash or long term incentives for 1995. These results generated the overall pools within which the individual performance based awards were made as described below.

    a. Annual Cash Incentive Program

      This program is designed to provide focus on expected annual results and recognition of accomplishment for the year. Approximately 310 employees worldwide are eligible to participate in the Company's program.

      In 1995, actual cash payouts were 97% of the competitively defined pool as factored for performance.

      For the year 1995, Mr. Smith received a cash incentive award of $925,000, compared with $630,000 in 1994. This was consistent with the plan design for exceeding the 1995 target and the payout for the overall Company. Exceeding the target required significant earnings growth at a time when the Company was funding higher than usual outlays associated with new business developments expected to be positive factors in the future.

      Total cash compensation paid to eligible participants reflects excellent results achieved and is projected to be around the 75th percentile of competitive practice.

    b. Restricted Stock

      Providing for vesting of shares in equal amounts over a period of five years, the Key Employees Stock Bonus Plan is designed to align key employee and shareholder long term interests by providing designated employees an equity interest in the Company.
      Approximately 310 employees participate in the Company's plan worldwide. Eligible employees are reviewed annually for award grants determined in the manner previously described.

      The total equity shares awarded for 1995 was slightly under the plan generated pool. The Committee approved modifying the form of payout to decrease the number of shares approved for grant by two-thirds and provide an equivalent value (as determined by actuarial and financial models) in the form of stock options. The intent of this shift toward options is to increase the alignment of employee total compensation with shareholder interests by providing a greater proportion in the form of options which increase employee compensation only when shareholders profit through stock appreciation. This resulted in 175,904 shares awarded compared with 232,833 in 1994 and was approximately one-fourth of those awarded for 1993 (adjusted for stock splits).

      For the year 1995, Mr. Smith received a grant of 17,000 shares plus options noted below. This compares with 25,000 shares in 1994, and 70,875 shares in 1993 (adjusted for stock splits). Mr. Smith's equity share award, prior to splitting the form of grant into share awards and options as described earlier, was 51,000 which was consistent with the plan for exceeding target and the overall awards for the Company.

    c. Stock Options

      The Stock Option Plan has been designed to link employee compensation growth directly to growth in share price. In conjunction with restricted stock, options are the major driver of senior management compensation aligning their reward with shareholder interests. As noted above, over two-thirds of the compensation value of restricted stock equity was paid in the form of options. Utilizing actuarial and financial models, the value of an option was calculated to be approximately one-third of the value of a restricted share award. Prior to 1994, restricted stock equity had been provided totally in the form of stock awards to the approximately 310 participants in the restricted stock plan.

      In addition, approximately 60 senior managers worldwide are reviewed for annual stock option grants determined in the manner previously described. Options vest in equal increments over four years and normally have a ten-year life.

      Options granted for 1995 (excluding 913,022 options from the conversion of restricted stock as noted above) totalled 927,025 which was within the pool generated. This compares with 925,275 (adjusted for stock splits) granted for 1994.

      For the year 1995, Mr. Smith was awarded 266,000 options plus an additional 102,000 options representing value paid in the form of options instead of restricted stock. The 266,000 is consistent with the plan design for exceeding target and the overall awards for the Company.

  The Committees direct the purchase of compensation survey information from several independent professional consultants in order to review the base, annual cash incentive, and total compensation of Mr. Smith and other individual senior managers and employee groups. There is some overlap with the Dow Jones Chemicals Group used in the Performance Graph below. There are two key reasons for the divergence in samples: (1) the Company generally utilizes standard surveys in the belief that the general lack of precision inherent in survey methodology and compensation decision making does not normally warrant the additional cost of specialized surveys (most of the Dow Jones Chemicals Group do not participate in the standard surveys purchased); (2) the predominant labor markets in which the Company competes for people differ from the Dow Jones Chemicals Group in that they also include firms in other business line industries, e.g., petroleum and in geographic concentrations, e.g., New Jersey.

  Based on the surveys and the achievements of the Company against its targets in the context of the economic and competitive climate, the Committees are satisfied the Company's compensation plans meet the objectives of attracting and retaining talent, providing incentives for superior performance, and aligning employee and shareholder interests.

  Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million. However, qualifying performance-based compensation will be excluded from the $1 million cap on deductibility, and the Committee believes, based on information currently available, that the Company's stock options issued to its executive officers qualify for this exclusion. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Committee believes that the Company will not be denied any significant tax deductions for 1996. The Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

                             COMPENSATION COMMITTEE
                       STOCK OPTION/STOCK BONUS COMMITTEE

      Marion H. Antonini           James V. Napier                   Norma T. Pace
      Reuben F. Richards           Henry R. Slack                    Douglas G. Watson

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG ENGELHARD CORPORATION, S&P 500 INDEX AND
                           DOW JONES CHEMICAL SECTOR


                             [CHART APPEARS HERE]

                                                     DECEMBER 31,
                                       -----------------------------------------
                                        1990   1991   1992   1993   1994   1995
                                       ------ ------ ------ ------ ------ ------
Engelhard Corporation................. 100.00 176.47 285.49 308.60 285.25 426.91
S&P 500............................... 100.00 130.47 140.41 154.56 156.60 215.45
Dow Jones (Chemical).................. 100.00 133.98 146.22 161.83 176.27 230.80

- --------
* Assumes $100 invested on December 31, 1990 in each referenced group with reinvestment of dividends.

      2. APPROVAL OF THE AMENDMENTS TO THE KEY EMPLOYEES STOCK BONUS PLAN

  The Company's Key Employees Stock Bonus Plan ("Stock Bonus Plan"), approved by shareholders in 1986, will terminate by its terms on June 30, 1996. On March 7, 1996, the Board of Directors amended the Stock Bonus Plan, subject to approval by the shareholders, to provide a definition of "change in control," for purposes of accelerating vesting of awards made on or after March 7, 1996, that substantially conforms to the definition in the new Change In Control Agreements, as described on page 16, to modify the amendment provisions to provide shareholder approval only when required under Rule 16b-3, to grant the Committee authority to accelerate the vesting of awards at any time, and to extend the term of the Stock Bonus Plan for an additional ten years, through June 30, 2006. There are currently 6,752,129 shares available for award prior to the amendments. No additional shares are authorized in the proposed amendments.

  Adoption of the amendments to the Stock Bonus Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented by proxy at the Annual Meeting.

  The Board of Directors recommends that you vote FOR adoption of the amendments to the Stock Bonus Plan.

SUMMARY DESCRIPTION OF THE KEY EMPLOYEES STOCK BONUS PLAN

  The Stock Bonus Plan authorizes the Stock Option/Stock Bonus Committee (the "Committee") (which consists of certain Non-Employee Directors) to provide for the issuance and delivery of shares of the Company's Common Stock to key employees as compensation for their services to the Company to incent future performance. Twenty percent of the shares covered by any award vest at the end of the first year following the date of the award and 20% at the end of each succeeding year, provided that the key employee is in the service of the Company or one of its subsidiaries on the vesting date. The Stock Bonus Plan provides for full vesting of any stock awards made before March 7, 1996 pursuant to the Stock Bonus Plan in the event of an "acquisition of a control interest" of the Company. For awards made after March 7, 1996, the Committee shall have the authority to provide for the acceleration of vesting of such shares at the time of or after a "change in control" of the Company as described below. No payment for shares awarded under the Company's Stock Bonus Plan is required of such key employees. Key employees are those employees of the Company and its subsidiaries, including officers, who, in the judgment of the Committee, make important contributions to the Company and its business. Directors of the Company who are not officers or employees of the Company or its subsidiaries are not eligible to participate. Awards under the Stock Bonus Plan may be in addition to, or in lieu of, other forms of compensation. The total number of shares of Common Stock which may be awarded under the Stock Bonus Plan in each calendar year may not exceed 1,518,750 shares on a cumulative basis.

  The Committee has discretion to determine the key employees who shall participate in the Stock Bonus Plan, the number of shares of Common Stock to be awarded to each, the terms and conditions, if any, upon which such shares may be awarded, and all other matters arising in the administration of the Stock Bonus Plan. Key employees are entitled to receive cash dividends on and to vote shares which are the subject of an award pending the vesting of such shares. Key employees do not have the right to sell or otherwise dispose of shares covered by the awards until such shares have vested. Upon the termination of service of the key employee, any award previously made to such key employee shall be automatically cancelled and terminated as of the date of termination of such service to the extent of any unvested shares, except under certain circumstances where such termination of service is due to retirement, permanent disability or death.

  The shares of Common Stock covered by the Stock Bonus Plan are subject to adjustment in the event of a stock split, stock dividend or other change in Common Stock.

  The Stock Bonus Plan may be amended by the Board of Directors at any time, except that any amendment or discontinuance shall be subject to approval by the shareholders to the extent that such approval is required in order to insure that awards made under the Plan are exempt under Rule 16b-3.

  For awards made prior to March 7, 1996, a key employee will receive accelerated vesting of awards granted (regardless of whether the service of such key employee terminates) in the event of an "acquisition of a control interest." For awards made on or after March 7, 1996, a key employee will, subject to such other conditions as the Committee may impose, receive accelerated vesting of awards granted in the event of a "change in control," as defined on page 17, except that a "change in control" is triggered by twenty percent, rather than twenty five percent, beneficial ownership of the Company's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the groups presently owning the same.

  Key employees eligible to participate in the Deferred Compensation Plan for Key Employees (the "Key Employees Deferred Compensation Plan") may elect to defer payment of restricted stock awards in accordance with the Key Employees Deferred Compensation Plan. The terms of the Key Employees Deferred Compensation Plan will govern the vehicle in which the deferred stock awards will be held, rights with respect to voting and dividends and the time when such awards will be paid. The Key Employees Deferred Compensation Plan gives the key employee the right to elect whether dividend equivalents on the deferred stock awards will be paid to the key employee directly, applied to credit additional deferred stock awards or added to an account being credited with interest equivalents in accordance with the Key Employees Deferred Compensation Plan.

  Securities and Exchange Commission rules require tabular disclosure of certain benefits under stock bonus plans. Since awards under the Stock Bonus Plan are not determined by formula, the awards shown in the table below reflect awards with respect to services performed in 1995.

                               NEW PLAN BENEFITS

                         KEY EMPLOYEES STOCK BONUS PLAN

                                                                      NUMBER OF
                                                                      RESTRICTED
      GROUP                                                             SHARES
      -----                                                           ----------
      Executive Officers(1) (9 in number)............................   50,967
      Non-Employee Directors(2) (8 in number)........................      -0-
      Non-Executive Officer Key Employees (300 in number)............  124,937

- --------
(1) Specific grants relating to Messrs. Smith, LaTorre, Schaffhauser, Nettles and Dornbusch are as listed under the Restricted Stock Award(s) column of the Summary Compensation Table on page 11.
(2) Non-Employee Directors are not eligible to participate in the Stock Bonus Plan.

                      3. APPROVAL OF THE AMENDMENTS TO THE
                  STOCK BONUS PLAN FOR NON-EMPLOYEE DIRECTORS

  The Company's Stock Bonus Plan for Non-Employee Directors ("Directors Stock Bonus Plan"), approved by shareholders in 1986, will terminate by its terms on June 30, 1996. On March 7, 1996, the Board of Directors amended the Directors Stock Bonus Plan, subject to approval by the shareholders, to provide a definition of "change in control," for purposes of accelerating vesting of awards made on or after March 7, 1996, that substantially conforms to the definition in the new Change In Control Agreements, to modify the amendment provisions to provide shareholder approval only when required under Rule 16b-3, and to extend the term of the Directors Stock Bonus Plan for an additional ten years, through June 30, 2006. There are currently 136,696 shares available for award prior to the amendments. No additional shares are authorized in the proposed amendments.

  Adoption of the amendments to the Directors Stock Bonus Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented by proxy at the Annual Meeting.

  The Board of Directors recommends that you vote FOR adoption of the amendments to the Directors Stock Bonus Plan.

SUMMARY DESCRIPTION OF THE STOCK BONUS PLAN FOR NON-EMPLOYEE DIRECTORS

  The Directors Stock Bonus Plan provides for the award of 7,593 shares of the Company's Common Stock to each non-employee who becomes a director of the Company prior to June 30, 2006. There are currently 8 people eligible to participate in the Directors Stock Bonus Plan. No payment for shares awarded under the Directors Stock Bonus Plan shall be required of the Directors. Any shares awarded under the Directors Stock Bonus Plan which are forfeited will be available for future awards. Shares of the Company's Common Stock used for purposes of the Directors Stock Bonus Plan may be either authorized but unissued shares or treasury shares or both.

  Shares awarded under the Directors Stock Bonus Plan shall be held by an escrow agent until the Director becomes entitled to distribution pursuant to the terms of the Directors Stock Bonus Plan or the shares are forfeited. Directors are entitled to receive cash dividends on and to vote shares which are the subject of an award prior to their distribution or forfeiture. Directors do not have the right to sell or otherwise dispose of shares which are the subject of an award prior to distribution to the Director.

  Shares awarded under the Directors Stock Bonus Plan shall tentatively vest at the rate of 10% per year for each full year of the Director's service as a non-employee Director (including service prior to the date of the award), except that no shares shall tentatively vest prior to the expiration of six months following the date of the award. Upon termination of the Director's service as a non-employee Director, the Director (or, in the event of his death, his beneficiary) shall be entitled to receive from the escrow agent the shares awarded to such Director which have tentatively vested up to the date of such termination of service; provided, however, that if the Director's termination of service was for a reason other than permanent disability or death and there has been no "change in control" (as defined below), the Director shall be entitled to receive such tentatively vested shares only to the extent that a majority of the Board of Directors of the Company (excluding the Director whose service has terminated) determines that receipt of such shares by the Director is warranted in light of the Director's services to the Company and the circumstances of the Director's termination of service. Any shares which have not so tentatively vested and, if a determination by the Board of Directors is required, any shares as to which the Board does not determine that receipt is warranted shall be forfeited as of the date of termination of service.

  For awards made prior to March 7, 1996, a Director will receive accelerated vesting of awards granted (regardless of whether the service of such Director terminates) in the event of an "acquisition of a control interest." For awards made on or after March 7, 1996, a Director will receive accelerated vesting of awards granted (regardless of whether the service of such Director terminates) in the event of a "change in control," as defined on page 17, except that a "change in control" is triggered by twenty percent, rather than twenty five percent, beneficial ownership of the Company's outstanding securities entitled to vote in the election of directors, directly or indirectly, by any person or group of persons, other than the groups presently owning the same.

  The Directors Stock Bonus Plan shall be administered by a committee appointed by the Board of Directors.

  The shares of Common Stock covered by the Directors Stock Bonus Plan are subject to adjustment in the event of a stock split, stock dividend or other change in the Common Stock.

  The Directors Stock Bonus Plan may be amended or discontinued by the Board of Directors at any time, except that any amendment or discontinuance shall be subject to approval by the shareholders to the extent that such approval is required in order to insure that awards made under the Plan are exempt under Rule 16b-3.

  Directors receiving an award under the Directors Stock Bonus Plan may elect to defer payment of the award in accordance with the Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), in which event the terms of the Deferred Compensation Plan will govern the vehicle in which the deferred stock awards will be held, rights with respect to voting and dividends and the time when such awards will be paid. The Deferred Compensation Plan gives the Director the right to elect whether dividend equivalents on the deferred stock awards will be paid to the Director directly, applied to credit additional deferred stock awards or added to an account being credited with interest equivalents in accordance with the Deferred Compensation Plan.

  Securities and Exchange Commission rules require tabular disclosure of certain benefits under directors stock bonus plans. The table below reflects the number of shares issuable under the Directors Stock Bonus Plan.

                               NEW PLAN BENEFITS

                  STOCK BONUS PLAN FOR NON-EMPLOYEE DIRECTORS

                                                                       NUMBER OF
GROUP                                                                   SHARES
- -----                                                                  ---------
Current Non-Employee Directors as a Group (8 in number)(1)............     -0-
Each New Non-Employee Director(2).....................................   7,593

- --------
(1) Each of the current non-employee directors received a one-time grant of 7,593 shares upon the later of joining the Board of Directors or adoption of the Directors Stock Plan.
(2) After March 7, 1996, each new non-employee director will receive a one-time grant of 7,593 shares upon joining the Board of Directors. Mr. Loomis will receive this grant if elected.

 4. PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

  There will be submitted to the meeting a proposal to amend the first paragraph of Article FOURTH of the Restated Certificate of Incorporation in order to increase the number of shares of Common Stock, $1 par value, which the Company is authorized to issue from 200,000,000 to 350,000,000. On March 7, 1996, the Board of Directors of the Company adopted resolutions declaring such amendment advisable. The text of the first paragraph of Article FOURTH as it will read if this proposal is adopted is set forth in Exhibit A hereto.

  Adoption of this proposal to amend the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented by proxy at the Annual Meeting.

  Under the present Restated Articles of Incorporation, the total number of shares of all classes of stock which the Company has authority to issue is 205,000,000 shares divided into 5,000,000 shares of Preferred Stock, without par value, and 200,000,000 shares of Common Stock, $1 par value.

  The purpose of the increase in authorized shares is to provide a sufficient number of shares of Common Stock for potential future corporate requirements. Of the 200,000,000 shares of Common Stock which are presently authorized, 143,684,177 shares of Common Stock were issued and outstanding as of March 14, 1996. Since it last increased the number of authorized shares by 120,000,000 in May 1993, the Company has had two three-for-two stock splits resulting in the issuance of 82,995,684 additional shares. Management believes the proposed increase in authorized shares will provide the flexibility to meet future requirements, including possible stock splits.

  The holders of Common Stock do not have preemptive rights to purchase capital stock of the Company. Any issuance of Common Stock or securities convertible into Common Stock other than on a pro rata basis may dilute the percentage ownership position of current shareholders.

  The Board of Directors believes that it is desirable to have sufficient authorized shares of Common Stock available for possible future stock splits or dividends, financing and acquisition transactions and other general corporate purposes. The additional authorized shares of Common Stock will allow the Company to maintain the flexibility to issue Common Stock without the possible expense and delay of a special shareholders' meeting. The additional shares of Common Stock would be available for issuance without further action by the shareholders unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. The Company has no present intent, understandings or arrangements for issuance of the Common Stock for which authorization is sought.

  Although the Company has no present intention to issue shares of Common Stock in the future in order to make acquisition of control of the Company more difficult, future issuances of Common Stock could have that effect. For example, the acquisition of shares of the Company's Common Stock by an entity in order to acquire control of the Company might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock could also be issued to existing shareholders as a dividend or privately placed with purchasers who might side with the Board in opposing a takeover bid, thus discouraging such a bid.

  The Board of Directors has unanimously approved the amendment and recommends that you vote FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock. If approved at the Annual Meeting, the proposed amendment will become effective when a Certificate of Amendment is filed in the office of the Secretary of State of the State of Delaware.

                5. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, based on the recommendation of the Audit Committee, voted to retain Coopers & Lybrand L.L.P. to serve as independent public accountants for the year 1996. Coopers & Lybrand L.L.P. expects to have a representative at the meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

  It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

  The Board of Directors recommends that you vote FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year 1996.

                          FUTURE SHAREHOLDER PROPOSALS

  The Company will not consider any shareholder proposal for inclusion in the 1997 Annual Meeting of Shareholders' proxy material unless received by the Company not later than November 30, 1996.

                                 OTHER MATTERS

  At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

                                            By Order of the Board of Directors

                                            ARTHUR A. DORNBUSCH, II
                                            Vice President, General Counsel
                                            and Secretary

March 29, 1996

                                                                       EXHIBIT A

                            PROPOSED ARTICLE FOURTH

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ENGELHARD CORPORATION*

  FOURTH: The total number of shares of capital stock that may be issued by the Corporation is 355,000,000 [205,000,000], of which 5,000,000 shares, without par value, shall be Preferred Stock (hereinafter in this Article FOURTH referred to as "Preferred Stock"), and of which 350,000,000 [200,000,000] shares, par value of $1 per share, shall be Common Stock. Shares of the stock of any class of the Corporation may be issued by the Corporation from time to time for such legally sufficient consideration as may be fixed from time to time by the Board of Directors. Any and all shares so issued for which the consideration is so fixed has been paid or delivered to the Corporation and shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of said shares shall not be liable for any further payments in respect of such shares.


- --------
*Proposed amendments are italicized and proposed deletions are in brackets.

                                                                [LOGO] ENGELHARD

                                                                    NOTICE OF
                                                                  ANNUAL MEETING
                                                                        OF
                                                                   SHAREHOLDERS
                                                                     AND PROXY
                                                                     STATEMENT

                                                                    May 2, 1996

                                                                    EXHIBIT 99.1

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, and 5.

                                                                I plan to attend
                                                                   the meeting.


1.  Election of Directors (see reverse)     (To withhold vote for any individual
                                             nominee write that name below.)

                                             ------------------------------
FOR             WITHHELD


2.  Approval of the Amendments          3.  Approval of the Amendments
    to the Key Employees Stock              to the Stock Bonus Plan for
    Bonus Plan.                             Non-Employee Directors.

    FOR     AGAINST    ABSTAIN              FOR     AGAINST    ABSTAIN



4.  Approval of Amendment                   5.  Ratification of appointment of
    to Restated Certificate of                  Coopers & Lybrand L.L.P. as
    Incorporation to increase                   independent public accountants.
    authorized Common Stock to
    350,000,000 shares

    FOR     AGAINST    ABSTAIN                  FOR     AGAINST    ABSTAIN



6.  In their discretion, upon other
    matters as they may properly
    come before the meetings.



                                        Please mark, sign and return promptly
                                        using the enclosed envelope. Executors,
                                        administrators, trustees, etc. should
                                        give full title as such. If the signer
                                        is a corporation, please sign full
                                        corporate name by duly authorized
                                        officer.

                                        ----------------------------------------

                                                                          , 1996
                                        ----------------------------------
                                        SIGNATURE(S)            DATED

"PLEASE MARK INSIDE BLUE BOXES
SO THAT DATA PROCESSING EQUIPMENT
WILL RECORD YOUR VOTES"


                            +FOLD AND DETACH HERE+

Dear Shareholder(s):

Enclosed you will find material relative to the Company's 1996 Annual Meeting of shareholders. The notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a shareholder, please remember that your vote is important to us.

ENGLEHARD CORPORATION

                             ENGLEHARD CORPORATION
                  101 WOOD AVENUE, ISELIN, NEW JERSEY  08830

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
              FOR THE ANNUAL MEETING OF SHAREHOLDERS--MAY 2, 1996

P
R   The undersigned hereby constitutes and appoints Orin R. Smith, Reuben F.
O   Richards and Arthur A. Dombusch, II, and each of them, his true and lawful
X   agents and proxies with full power of substitution in each, to represent the
Y undersigned at the Annual Meeting of Shareholders of ENGLEHARD CORPORATION to be held at One Chase Manhattan Plaza, Ground Floor, on Thursday, May 2, 1996 at 10:00 A.M. New York City Time and at any adjournments thereof, on all matters coming before said meeting.

    ELECTION OF DIRECTORS. NOMINEES:            (Change of Address/Comments)
    L. Donald LaTorre, William R. Loomis, Jr.,
    Reuben F. Richards, Henry R. Slack and      ____________________________
    Orin R. Smith
                                                ____________________________

                                                ____________________________

                                                ____________________________



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                         SIDE


                            +FOLD AND DETACH HERE+